EX-21
(Exhibit 21)               Subsidiaries of Financial Institutions, Inc.

                           FINANCIAL INSTITUTIONS, INC.

          Name of Subsidiary                            State of Incorporation
          ----------------------------                  ------------------------
          Wyoming County Bank                           New York
          The National Bank of Geneva                   New York
          The Pavilion State Bank                       New York
          First Tier Bank & Trust                       New York
          The FI Group, Inc.                            New York

EX-23
(Exhibit 23)               Independent Accountants' Consent

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Financial Institutions, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-76865) of Financial Institutions, Inc. of our report dated January 31, 2001, relating to the consolidated statements of financial condition of Financial Institutions, Inc. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2000, which report is incorporated by reference in the December 31, 2000 Annual Report on Form 10-K of Financial Institutions, Inc..

                                            /s/ KPMG LLP

Buffalo, New York
March 27, 2001